UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 22, 1995




                      NORTH CAROLINA RAILROAD COMPANY
          (Exact name of registrant as specified in its charter)


                              North Carolina
              (State or other jurisdiction of incorporation)


     0-15768                               56-6003280
(Commission File Number)      (IRS Employer Identification No.)


234 Fayetteville Street Mall, Suite 600
P. O. Box 2248
Raleigh, North Carolina                              27602
(Address of principal executive offices)           (Zip Code)


                              (919) 829-7355
            (Registrant's telephone number, including area code)

                     This document contains 37 pages.

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                             Table of Contents




Item 2.   Acquisition or Disposition of Assets . . . . . 3


Item 5.   Other Events . . . . . . . . . . . . . . . . . 6


Item 7.   Financial Statements and Exhibits. . . . . . . 7


Signatures . . . . . . . . . . . . . . . . . . . . . . . 8


Index to Exhibits . . . . . . . . . . . . . . . . . . .  9






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Item 2.  Acquisition or Disposition of Assets

     Lease Extension Agreement

      On August 10, 1995, the Board of Directors of the Registrant approved a Lease Extension Agreement in the form attached as an exhibit hereto (the "Lease Extension"). The Lease Extension extends the terms of (i) the lease dated August 16, 1895 between the Registrant and Norfolk Southern Railway Company, formerly known as Southern Railway Company ("NSR"), as amended and supplemented thereafter (the "1895 Lease") and (ii) the lease dated August 30, 1939, as amended and supplemented thereafter, between Atlantic and North Carolina Railroad Company (merged into the Registrant in 1989) and Atlantic and East Carolina Railway Company, a wholly owned subsidiary of NSR ("AECR") (the "1939 Lease"). The 1895 Lease and the 1939 Lease are collectively referred to hereinafter as the "Leases". NSR and AECR are hereinafter referred to as "Norfolk Southern." On August 24, 1995, the Board of Directors of NSR and the Board of Directors of AECR approved the Lease Extension.

     Conditions to effectiveness of the Lease Extension were as follows: (i) approval or exemption from approval from the Interstate Commerce Commission and any successor entity, (ii) obtaining all required governmental and corporate approvals and
(iii) the expiration or termination of any existing court-ordered injunctions.

     In a decision effective December 22, 1995, the Interstate Commerce Commission exempted the Lease Extension from the prior approval requirements of the Interstate Commerce Act. On December 22, 1995, the Governor and Council of State of the State of North Carolina approved the Lease Extension Agreement pursuant to North Carolina law.

     Shareholder Approval, Litigation, and REIT Election

     On December 15, 1995, the shareholders of the Registrant voted to approve the Lease Extension. A shareholder, however, has commenced a legal action challenging the validity of shareholder approval. Other shareholder derivative litigation seeking to enjoin the Lease Extension is also pending. See Item 5, Other Events, for a description of the actions. Notwithstanding the shareholder actions, on December 29, 1995, Norfolk Southern paid approximately $7.8 million to the Registrant as payment for rental due for 1995, including interest according to the terms of the Lease Extension.

     On August 10, 1995, the Board of Directors of the Registrant voted to cause the Registrant to elect Real Estate Investment Trust ("REIT") status for income tax purposes. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. The Registrant
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received an opinion of counsel that the Registrant can qualify as a REIT based upon the effectiveness and terms of the Lease Extension, although the timing of the REIT election may be affected by the receipt of the $5 million payment under the Lease Extension. The Registrant is seeking a ruling from the Internal Revenue Service that the receipt of such payment will not prevent the Registrant from qualifying as a REIT for 1995, but the Registrant has not yet received such ruling.

       The provisions of the Internal Revenue Code and related regulations governing the federal income tax treatment of REIT's are highly technical and complex. The shareholder litigation could enjoin, delay, or otherwise affect the effectiveness of the Lease Extension, the terms of the Lease Extension, or the timing or amount of shareholder distributions. In that event, the litigation may delay or even cause the Registrant to be unable to qualify for REIT status, which would substantially decrease the after tax net income available for distribution to shareholders of the Registrant. See Item 5, Other Events, for a description of the shareholder litigation.

     Summary of Lease Extension

     Set forth below is a summary of some of the material terms of the Lease Extension, which summary should be read in conjunction with the complete terms of the Lease Extension.

(1) The base annual rental under the Lease Extension is eight million dollars ($8,000,000) for the period from January
     1, 1995 through December 31, 1995.

(2) Annual base rent for 1996 and each year thereafter will be adjusted each year to account for inflation during the preceding calendar year according to the implicit price deflator for the gross domestic product (IPD-GDP). In no event, however, will the base annual rental for any calendar year be less than eight million dollars ($8,000,000). The base rent adjustment in any year cannot exceed the sum of: (i) four (4%) percent of the base rent for the preceding year, plus (ii) seventy-five (75%) percent of the IPD-GDP in excess of four (4%) percent. There is a one-year delay in application of the IPD-GDP. For example, adjustment of 1995 rental payments to determine 1996 rental payments is based upon the IPD-GDP for 1994.

(3)  The Leases are extended for an initial term of thirty
     (30) years, through December 31, 2024 and are extendable for an additional twenty (20) years at the option of Norfolk Southern. Exercise of the twenty-year extension option requires that Norfolk Southern pay to the Registrant an option fee equal to the lesser of (i) twenty-five (25%) percent of the base rent in effect
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     during the year prior to Norfolk Southern giving notice
     to exercise its extension option or (ii) $5 million. If the extension option is exercised by the lessee, the Registrant expects to recognize the renewal fee ratably over the 20-year lease renewal term.

(4) On December 1, 1995, Norfolk Southern made a one-time payment of approximately $5.2 million, including interest, to the Registrant in exchange for the Registrant's release of Norfolk Southern from its obligation to return certain personal property upon expiration of the 1895 Lease and 1939 Lease. The NCRR and Norfolk Southern entered into an agreement whereby the $5,000,000 payment was made in December of 1995 in order to facilitate the Registrant seeking Real Estate Investment Trust ("REIT") status at the earliest practicable date. The Registrant is seeking a ruling from the Internal Revenue Service as to the effect and tax treatment of the payment with respect to the timing
     of the Registrant's REIT election.    The Lease Extension
     does not waive or otherwise affect any claims of the Registrant to Spencer (Linwood) Yard or other such property or facilities, but provides that such claims are postponed until the termination of the Lease Extension and any renewal pursuant to its terms.

(5) 317 miles of railroad property (including the railroad right of way and certain improvements yard areas and other structures situated adjacent to, under or along the lines) located between Morehead City and Charlotte, North Carolina, are covered by the Lease Extension. The Registrant has the right, however, to have certain properties outside the right of way not used in operating a railroad released from the Leases. Norfolk Southern's rental payments will not be reduced if the Registrant exercises this right. The Registrant intends to exercise its right to have released from the Leases those properties it determines have income-generating potential in excess of projected expenses. The Registrant estimates these properties currently are producing less than $100,000 of annual lease income. The Registrant will determine which properties it will seek to have released to it after evaluating environmental liability and other relevant factors.

(6) Norfolk Southern is required to pay to the Registrant seventy-five (75%) of any revenues (in excess of de minimis amounts) obtained by Norfolk Southern for longitudinal leases and licenses granted by Norfolk
     Southern to third parties for certain fiber optic and other uses.

(7)  The Lease Extension contains extensive provisions
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     governing the rights and obligations of the parties for
     various environmental liabilities and expenses.

(8) Norfolk Southern is required pay the expenses to maintain and operate the leased railroad lines and facilities, to fulfill all railroad common carrier duties pertaining to the leased railroad lines and to indemnify the Registrant from certain liability claims by third parties.

     Except as modified or supplemented by the Lease Extension, the terms of the 1895 and 1939 Leases continue in full force and effect.

     Norfolk Southern beneficially owns 113,855 shares of the common stock of the Registrant, which represents an ownership interest of 2.7% of the Registrant.

Item 5.  Other Events

     Four shareholder derivative legal actions were filed following public announcement during November of 1994 of tentative agreement by the Registrant and Norfolk Southern on several terms of the Lease Extension, and seek to enjoin the Lease Extension. The litigation has been disclosed in prior quarterly and annual reports to the Securities and Exchange Commission.

     On December 21, 1995, a shareholder derivative legal action was filed in Federal District Court in the Eastern District of North Carolina, Rucker v. North Carolina Railroad Company, et al., Case No. 5-95-CV-1054-BO(2). The action seeks to invalidate the December 15, 1995 shareholders meeting held to approve the Lease Extension on the basis of a lack of a quorum of shareholders other than the State of North Carolina, and makes other allegations against the defendants, including alleged proxy rule violations. The bylaws of the Registrant provide that, in order to constitute a quorum for a shareholders' meeting, the presence at the meeting, either in person or by proxy, of the holders of a majority of the shares of stock of the Registrant is required, excluding for this calculation shares of stock of the Registrant owned by the State of North Carolina. The plaintiff also sought a temporary restraining order seeking permission to review the proxy records of the shareholder meeting, which access was granted by the court, and to enjoin the Lease Extension. The court has not enjoined the Lease Extension. See Item 2, Acquisition or Disposition of Assets, regarding the possible effects of the shareholder litigation on the Registrant's ability to qualify for REIT status.

     The Registrant is opposing the actions to the extent the action seek to enjoin the Lease Extension or seek recovery against the Registrant.

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Item 7.  Financial Statements and Exhibits

(c) (1) Lease Extension Agreement between the Registrant, Norfolk Southern Railway Company and Atlantic and East Carolina Railway Company, filed as Appendix A to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on November 13, 1995, which is incorporated by reference herein.

    (2)   Lease dated August 16, 1895 between the Registrant and
          Southern Railway Company filed as Exhibit 3 (a) to the
          Registrant's Form 10 filed with the Securities and Exchange Commission on April 27, 1987, which is incorporated by reference herein.

    (3) Lease dated August 30, 1939 between the Atlantic and North Carolina Railroad and Atlantic East Carolina Railway Company filed as Exhibit 28 (h) to the Registrant's Form S-4 filed with the Securities and Exchange Commission on July 20, 1989, which is incorporated by reference herein.

     (4)  Decision of the Interstate Commerce Commission in
          Finance Docket No. 32820, served December 22, 1995.

     (5)  Complaint, Civil Action No. 5-95-CV-1054-BO(2), United
          States District Court, Eastern District of North
          Carolina.


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORTH CAROLINA RAILROAD COMPANY



Date:   January 5, 1996       By: /s/ John F. McNair III
                                      President and Director




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                               EXHIBIT INDEX


Exhibit No.                   Description



(c) (1) Lease Extension Agreement between North Carolina Railroad Company, Norfolk Southern Railway Company and Atlantic and East Carolina Railway Company, filed as Appendix A to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on November 13, 1995, which is incorporated by reference herein.

(c) (2) Lease dated August 16, 1895 between the Registrant and Southern Railway Company filed as Exhibit 3
               (a) to the Registrant's Form 10 filed with the Securities and Exchange Commission on April 27, 1987, which is incorporated by reference herein.

(c) (3) Lease dated August 30, 1939 between the Atlantic and North Carolina Railroad and Atlantic East Carolina Railway Company filed as Exhibit 28 (h) to the Registrant's Form S-4 filed with the Securities and Exchange Commission on July 20, 1989, which is incorporated by reference herein.

(c) (4)        Decision of the Interstate Commerce Commission in
               Finance Docket No. 32820, served December 22,
               1995.

(c) (5)        Complaint, Civil Action No. 5-95-CV-1054-BO(2),
               United States District Court, Eastern District of
               North Carolina.



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